Exhibit 99.1

See Item 8.01 of the accompanying Current Report on Form 8-K for a detailed discussion of the facts surrounding, rationale for and other matters involving the following disclosure.

The following information replaces portions of Section A. (General), Section D. (Nonregulated Energy Services), and Section E. (Nonregulated Electric Generation) of Item 1 (Business) previously filed in the Annual Report on Form 10-K for the year ended December 31, 2004 of WPS Resources. All other sections of Item 1 are unchanged.

PART I

ITEM 1. BUSINESS

A. GENERAL

For purposes of this Annual Report on Form 10-K, unless the context otherwise indicates, when we refer to "us," "we," "our" or "ours," we are describing WPS Resources.

WPS Resources Corporation

WPS Resources is domiciled in the United States and was incorporated in Wisconsin in 1993. WPS Resources is a holding company for regulated utility and nonregulated business units and is exempt from the Public Utility Holding Company Act of 1935. Approximate percentages of revenues and net income for the year ended 2004 and assets as of December 31, 2004 of WPS Resources and its principal operating subsidiaries are:

	Percent of Revenues *	Percent of Net Income *	Percent of Assets *

Wisconsin Public Service Corporation	25%	75%	62%
Upper Peninsula Power Company	2%	3%	4%
WPS Energy Services, Inc.	72%	26%	24%
WPS Power Development, Inc.	3%	4%	9%
WPS Resources Corporation	0%	(8%)	7%

* The percentages above may not total 100% due to intercompany transactions. Intercompany transactions largely consist of energy sales and purchases between subsidiaries and related intercompany receivables and payables.

For the last three years, the majority of WPS Resources' revenues were earned within the United States and the majority of long-lived assets were located within the United States.
	2004	2003	2002
Domestic Revenues (millions)	$3,823.8	$3,830.8	$1,494.6
Foreign Revenues (millions)	1,127.0	571.7	53.7
Total Revenues (millions)	$4,950.8	$4,402.5	$1,548.3

Domestic Long-lived Assets (millions)	$2,906.6	$2,700.3
Foreign Long-lived Assets (millions)	22.9	24.1
Total Long-lived Assets (millions)	$2,929.5	$2,724.4

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Wisconsin Public Service Corporation

WPSC, a Wisconsin corporation, is domiciled in the United States and began operations in 1883. WPSC is a regulated electric and natural gas utility serving an 11,000 square mile service territory in northeastern Wisconsin and an adjacent portion of the Upper Peninsula of Michigan. It is also a holding company that is exempt from the Public Utility Holding Company Act of 1935. In 2004, WPSC served 421,159 retail electric customers and 305,648 natural gas retail customers. Wholesale electric service is provided to various customers, including municipal utilities, electric cooperatives, energy marketers, other investor-owned utilities and municipal joint action agencies. For the last three years, all WPSC revenues were earned within the United States and all assets were located within the United States. Total revenues consisted of 87% retail sales and 13% wholesale sales. For more information regarding revenues, net income and total assets for regulated electric operations, see Notes to Consolidated Financial Statements - Segments of Business.

In December 2004, WPSC continued its efforts to sell its share of the Kewaunee nuclear power plant to Dominion Energy Kewaunee Inc. for approximately $130 million. WPSC continues to work with the PSCW to obtain regulatory approval of the sale. In 2004, WPSC disposed of approximately 5,634 acres of land along the Peshtigo River through sale and donation to the WDNR and at public auction. For more information regarding these sales, see Management's Discussion and Analysis of Financial Condition and Results of Operation.

Upper Peninsula Power Company

UPPCO, a Michigan corporation, is domiciled in the United States and began operations in 1884. UPPCO is a regulated electric utility serving a 4,500 square mile area of Michigan's Upper Peninsula. At December 31, 2004, UPPCO provided retail electric service to 51,905 customers and wholesale electric service to 36 customers. Total revenues consisted of 83% retail sales and 17% wholesale sales. For information regarding revenues, net income and total assets for regulated electric operations, see Notes to Consolidated Financial Statements - Segments of Business.

WPS Investments, LLC

WPS Investments, LLC is a nonutility company domiciled in the United States and was organized in 2000 under the laws of the State of Wisconsin. On December 31, 2004, WPS Investments was owned 36.36% by WPSC, 10% by UPPCO, and 53.64% by WPS Resources. The principal business of WPS Investments is to hold the investment of WPS Resources and its subsidiaries in ATC and Guardian Pipeline, LLC. At December 31, 2004, WPS Investments owned approximately a 22.64% interest in ATC and a 33.33% interest in Guardian Pipeline, LLC.

WPS Resources Capital Corporation

WPS Resources Capital Corporation, a Wisconsin corporation, is domiciled in the United States and was created in 1999 as an intermediate holding company for the nonregulated subsidiaries of WPS Resources. At the end of 2004, WPS Resources Capital Corporation had total assets of $1.5 billion, consisting of its investments in ESI and PDI.

WPS Energy Services, Inc.

ESI, a Wisconsin corporation, is domiciled in the United States and was established in 1994. ESI is a nonregulated subsidiary of WPS Resources Capital Corporation. ESI offers nonregulated natural gas, electric and alternate fuel supplies, as well as energy management and consulting services, to retail and wholesale customers primarily in the northeastern quadrant of the United States and eastern portions of Canada. Although ESI has a widening array of products and services, revenues are primarily derived through sales of electricity and natural gas. ESI had revenues of $3.6 billion, including intercompany revenues, in 2004 and assets of $1.1 billion at December 31, 2004. For information regarding revenues, net income and total assets, see Notes to Consolidated Financial Statements - Segments of Business.

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WPS Power Development, Inc.

PDI, a Wisconsin corporation, is domiciled in the United States and was established in 1995. PDI is a nonregulated subsidiary of WPS Resources Capital Corporation that owns and operates generation facilities in the United States and Canada primarily selling energy and capacity to ESI. Energy-related services provided by PDI include engineering and management services and operations and maintenance services. PDI currently owns, through its subsidiaries, electric generation facilities in Wisconsin, Maine, Pennsylvania and New York in the United States and New Brunswick in Canada, a 23.3% interest in a synthetic fuel processing facility located in Kentucky, and steam production facilities located in Arkansas and Oregon. PDI had revenues of $131.0 million, including intercompany revenues, in 2004, and assets of $380.5 million at December 31, 2004. For information regarding revenues, net income and total assets see Notes to Consolidated Financial Statements - Segments of Business.

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D. NONREGULATED ENERGY SERVICES

WPS Resources' nonregulated energy services operations are provided through ESI. ESI is a diversified, energy supply and services company with principal operations in the northeastern quadrant of the United States, eastern portions of Canada and a natural gas supply presence in Alberta, Canada. ESI operates in the retail and wholesale nonregulated energy marketplace. In addition, ESI's three subsidiaries (Advantage Energy, Quest Energy and WPS Energy Services of Canada) market energy products in the retail market. Its emphasis is on serving commercial, industrial and wholesale customers, as well as "aggregated" small commercial and residential customers and standard offer service. Aggregated customers are associations or groups of customers which have joined together to negotiate purchases of electric or natural gas energy as a larger group. These associations and groups, in turn, may consist of individuals, municipalities or other types of natural gas or electric aggregation customers. Standard offer electric service is provided in areas where the energy market has been deregulated. In these markets, customers are allowed to choose their own supplier of electric energy. If they do not chose a specific supplier, their energy needs will be supplied by a standard offer provider. Generally, the public utility commission of the state selects the standard offer service provider. ESI serves as a standard offer service provider in the northern part of the state of Maine.

ESI provides individualized energy supply options and strategies that allow customers to manage energy needs while capitalizing on opportunities resulting from deregulation. ESI provides natural gas, electric and alternate fuel products, real-time energy management services and energy utilization consulting.

Energy revenues, volumes and assets are as follows:

	2004	2003	2002
Electric Revenues (millions)
United States	$520	$383	$115
Canada	-	-	-
Total	$520	$383	$115

Gas Revenues (millions) *
United States	$1,913	$2,131	$194
Canada	1,122	566	51
Total	$3,035	$2,697	$245

Electric Volumes (million megawatt hours)
United States	10	9	7
Canada	-	-	-
Total	10	9	7

Gas Volumes (billion cubic feet)
United States	322	371	353
Canada	191	122	17
Total	513	493	370

Assets (millions)
United States	$ 685	$ 727	$656
Canada	402	436	221
Total	$1,087	$1,163	$877

* Gas revenues increased approximately $997 million in 2003 due to a change in accounting in how revenues are reported. For more information, see Notes to WPS Resources Consolidated Financial Statements - Summary of Significant Accounting Policies - Cumulative Effect of Change in Accounting Principle. Gas revenues also increased approximately $500 million in 2003, as a result of the acquisition of a retail natural gas business in Canada.

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ESI's policy is to secure supply for sales commitments through purchase contracts with entities that have been determined to be creditworthy pursuant to the credit policies of ESI. The price risk between supply and sales commitments is managed in compliance with our risk policy through transaction specific supply commitments or through management of the overall portfolio. This policy provides more stable results and reduces ESI's exposure to market price fluctuations.

For more information on the trading and risk management activities of ESI see Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operation Introduction, WPS Resources - WPS Energy Services and Market Price Risk Management Activities - WPS Resources.

Facilities

ESI has an 81.5% interest in a 3 billion cubic foot natural gas storage field in Kimball, Michigan. The storage field allows for additional flexibility in supplying retail and wholesale customers, sale of storage services to the market and potential power peaking services.

Licenses

ESI is a FERC licensed marketer. ESI and its subsidiaries are registered to sell retail electric service in Maine, Massachusetts, Michigan, New York, Ohio, and Pennsylvania in the United States and the province of Ontario in Canada. ESI is registered to sell natural gas in Michigan, Ohio and New Brunswick Canada. ESI also sells natural gas in Wisconsin where no license is required. ESI's subsidiary, WPS Energy Services of Canada, is registered in the Canadian provinces of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan. ESI is also a member of the following regional transmission operators and North American Electric Reliability Council reliability regions:
  Independent Electricity Market Operator (located in Ontario),
  ISO New England,
  Mid-America Interconnected Network,
  Mid-Continent Area Power Pool,
  Midwest Independent System Operator,
  Northern Maine Independent System Administrator,
  New York Independent System Operator and
  PJM Interconnection.

Other Matters

Customer Segmentation

Although ESI is not dependent on any one customer, a significant percentage of its retail sales volume is derived from the paper and allied products and food and kindred products industries. ESI's concentration of sales in any single market sector is decreasing as it expands into the northeast United States retail electric and eastern Canada retail natural gas markets.

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Seasonality

ESI believes that its business, in the aggregate, is not seasonal, even though certain products sell more heavily in some seasons than in others. Sales of natural gas generally peak in the winter months, while sales of electric energy generally peak in the summer months. ESI's business is volatile as a result of market conditions and the related market opportunities available to its customers. In 2004, 50.4% of ESI gross margin came from natural gas operations, 47.6% from electric operations and 2.0% from other operations.

Competition

ESI is a nonregulated energy marketer that competes against regulated utilities, large energy trading companies and other energy marketers. ESI competes with other energy providers on the basis of price, reliability, service, financial strength, consumer convenience, performance and reputation. Although the nonregulated energy market has seen a decrease in the number of large energy providers, there continues to be consolidation of small energy marketers. The liquidity in the nonregulated energy market continues to improve with the increase of well-capitalized wholesale market participants. Although this increases competition, it also allows ESI to operate more efficiently.

The status of nonregulated energy markets also impacts the competitiveness of ESI. Legislation proposed in Michigan in 2004 that would have substantially harmed the electric choice market and returned Michigan to a model of a regulated supply monopoly was proposed but not passed. In addition, legislation has been introduced in Ohio to change the nonregulated energy market. If passed, this could affect the ability of ESI to compete in the Ohio retail electric market. For more information on the legislative activity in Michigan and Ohio and its impact on ESI, see the discussion on Industry Restructuring in Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operation.

Working Capital

Currently, capital requirements of ESI are provided by its parent company, WPS Resources. The working capital needs of ESI vary significantly over time due to volatility in commodity prices, the structure of wholesale transactions, the price of natural gas and the other energy opportunities available to its customers. WPS Resources provides guarantees for ESI's supply contracts. These guarantees provide the financial strength needed to participate in the nonregulated energy market.

See Management's Discussion and Analysis of Financial Condition and Results of Operation for additional information regarding working capital needs of nonregulated operations.

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E. NONREGULATED ELECTRIC GENERATION

WPS Resources' nonregulated electric generation operations are provided through PDI. PDI owns and operates nonregulated electric generation facilities in the northeastern quadrant of the United States and adjacent portions of Canada. PDI also operates cogeneration facilities and generation from renewable resources.

PDI 's revenues, volumes and assets are as follows:

	2004	2003	2002
Electric Revenues (millions)
United States *	$129.6	$163.2	$145.3
Canada	1.4	1.0	0.7
Total	$131.0	$164.2	$146.0

Electric Volumes (million megawatt hours)
United States	2.2	2.4	2.4
Canada	0.1	0.1	0.1
Total	2.3	2.5	2.5

Plant Assets (millions)
United States	$229.1	$239.4	$246.6
Canada	26.2	23.6	24.8
Total	$255.3	$263.0	$271.4

In 2004, PDI entered into tolling agreements with ESI to market electric production from its facilities and to manage natural gas costs for its gas-fired generation facilities. PDI continues to manage costs of fuel for its coal-fired facilities. The tolling agreements allow ESI to operate PDI facilities at its discretion, when market conditions and fuel costs are advantageous. In 2003, ESI began to manage the market risk associated with sales related to the production from PDI's facilities. These agreements allow PDI to focus on the operation of the generation facilities and ESI to focus on the management of the market risk associated with energy production from these plants.

By including the tolling agreements in ESI's electric portfolio, PDI is able to match generation capabilities with customer demand. The improved economic dispatch of PDI's facilities resulted in $2.3 million of margin in excess of tolling fees paid to PDI and reduced the overall risk to the organization by more than 40 percent, as measured by Value-at-Risk (see Item 7A, Quantitative and Qualitative Disclosures About Market Risk, for more information about value-at-risk).

Facilities

In 2003, PDI entered into a definitive agreement to sell its Sunbury generation facility to a subsidiary of Duquesne Light Holdings for approximately $120 million, subject to certain working capital adjustments and regulatory approval. On September 30, 2004, PDI received a letter of termination from Duquesne related to this sale. As a result of the termination of the sale, PDI entered into a settlement agreement with Duquesne on December 30, 2004. Under a provision of the settlement agreement, PDI retained a $4.4 million escrow deposit associated with the initial sales agreement. For an update on the sale of Sunbury, see Note 4, "Assets Held for Sale," to WPS Resources Notes to Consolidated Financial Statements."

For information regarding facilities of PDI, see Item 2, Properties, in this Annual Report on Form 10-K.

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Fuel Supply

Fuel requirements for PDI owned plants (excluding gas-fired plants) are estimated at 1.5 million tons annually. Fuel for these facilities includes coal, fluid coke, tire-derived fuel and wood. Of this amount, approximately 99% will be met through the burning of coal products, including bituminous coal, culm, silt and fluid coke (a petroleum product). In 2004, PDI purchased all of its fuel supplies through the spot market and short-term contracts. In 2005, PDI expects to supply approximately 50% of its annual fuel needs through short-term fuel contracts. The remaining 50% of fuel requirements will be purchased through the spot market. At December 31, 2004, PDI had an estimated six-year reserve of coal silt for its Westwood facility.

As part of tolling agreements with ESI, all natural gas supply for the natural gas-fired facilities will be supplied by ESI.

In 2004, 46% of annual coal transportation for Sunbury was supplied by Norfolk Southern Railroad. The remaining coal transportation is contracted through short-term agreements with a variety of transportation providers.

Licenses

All the FERC hydroelectric facility licenses held by PDI or its subsidiaries are current. The 33-megawatt hydroelectric facility owned in New Brunswick, Canada, is not subject to licensing.

Other Matters

Customer Segmentation

As a participant in the nonregulated electric generation market, PDI sells its production in the wholesale market either through outtake contracts or to ESI under tolling agreements. In 2004, 336 megawatts (36%) of sales were from outtake contracts. Included in the 336 megawatts related to outtake contracts are 200 megawatts from the outtake contract related to the Sunbury plant.

PDI is not dependent on any one industry, customer or group of customers for a significant portion of its revenues.

Seasonality

Although identifiable price peaks do not occur at any certain time of the year, PDI believes the nonregulated energy market is subject to seasonal impacts. Generally in the summer months, the demand for electric energy is high, which increases the price at which energy can be sold. In periods of high residential fuel consumption, (generally the winter months) the purchase price of oil and natural gas increases, which increases the production costs at PDI 's gas- and oil-fired facilities.

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Competition

PDI competes for sales of electric production with both regulated and nonregulated energy producers.

    PDI operates in the wholesale markets of the following regional transmission areas:
  ISO New England,
  Midwest Independent System Operator,
  New York Independent System Operator and
  PJM Interconnection.

Of PDI's 829.8 megawatts of existing rated summer capacity (including 404 megawatts at Sunbury), fixed price contracts are in place to sell approximately 136 megawatts in 2005. All 136 megawatts are firm commitments. The remainder of PDI's energy production is sold under tolling agreements with ESI.

Working Capital

Equity and working capital requirements of PDI are generally provided through WPS Resources. Nonrecourse project debt financing of approximately $82.3 million was in place for the Sunbury, Maine and Canadian generation plants owned by PDI as of December 31, 2004.

See Management's Discussion and Analysis of Financial Condition and Results of Operation for additional information regarding working capital needs of nonregulated operations.

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